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July 11, 2003

Mr. D. Lee McCreary, Jr.
President and Chief Executive Officer
ElderTrust, General Partner of ElderTrust Operating Limited Partnership 2711 Centerville Road, Suite 108
Wilmington, DE 19808

Dear Lee:

I am pleased to present you with the following preliminary, non-binding letter of intent which sets forth the general terms and conditions under which Genesis Health Ventures, Inc. and certain of its subsidiaries and affiliates ("Genesis") would enter into a series of transactions with ElderTrust Operating Limited Partnership and certain of its subsidiaries and affiliates ("Operating Partnership").

Harston Hall Purchase; Pennsburg Rent Reduction; Lease Extensions. As soon as practicable after the date hereof but contingent upon Genesis' purchase of the joint venture interests of Crozer-Keystone Health System and upon ElderTrust successfully negotiating a resolution of the $14.3 million of nonrecourse debt secured by the Harston Hall, Flourtown, PA and Pennsburg Manor, Pennsburg, PA facilities, Genesis would (a) purchase Harston Hall, Flourtown, PA for $2,600,000 ($2,400,000 in cash plus the Operating Partnership's retention of the existing security deposit of approximately $200,000); (b) the Operating Partnership would reduce the annual rent at Pennsburg Manor, Pennsburg, PA to $655,000 per year in exchange for a one-time payment by Genesis of $2,525,000 (to be adjusted by the parties based on the actual closing date, as these amounts were based on rent paid and term remaining as of June 30, 2003); (c) the leases for Pennsburg Manor, Chapel Manor, Philadelphia, PA and The Belvedere Center, Chester, PA would be extended through 12 years from the amendment of the leases, and certain other changes, including but not limited to elimination and return of the security deposits, the addition of a lease coverage ratio test of at least 1.25:1, and the addition of lease guaranties by Genesis HealthCare Corporation ("GHCR") would be made for such leases.

Asset Purchases. As soon as practicable after the date hereof but in no event later than the dates set forth below and not contingent on the Spin-Off (as described in the preliminary Form 10 filed by GHCR with the Securities and Exchange Commission ("SEC") dated May 30, 2003, as such may be amended from time to time), Genesis would purchase (each, an "Asset Purchase") all of the following twelve properties (or, in the case of the Meridian 7 Properties (as defined below) the Operating Partnership's leasehold interest in those properties) which are currently leased or subleased by the Operating Partnership to Genesis, and the leases and subleases would be terminated, subject to satisfaction of all closing conditions for each Asset Purchase (such as regulatory approval, where required), for aggregate consideration of (x) cash consideration in the amount of (i) a sales price of $36,000,000 less the amount of the mortgage indebtedness outstanding with respect to the Riverview Ridge and Pleasant View Retirement properties outstanding on the respective dates of conveyance of such properties (which amount of indebtedness, as of March 31, 2003, was $6,191,297.43) and (ii) lease termination fees of $6,850,000, in an allocation to be mutually and reasonably agreed by the parties and (y) the assumption by Genesis of the following: (i) the mortgage indebtedness outstanding with respect to the Riverview Ridge and Pleasant View properties,
(ii) obligations to MHC Holding Company under those two certain Promissory Notes made by the Operating Partnership dated September 1, 1998 and September 3, 1998, respectively, in the aggregate amount of $17,703,976, which outstanding principal balance, as of March 31, 2003, is $11,647,656.36 and (iii) the obligations under the Meridian 7 leases (as represented for financial accounting purposes as the capitalized lease obligations). Genesis would also cause the Operating Partnership to be released from its indemnification obligations with respect to the Meridian 7 Properties.

Liberty Court, Philadelphia, PA - As soon as practicable after the date hereof but in no event later than September 30, 2003 and not contingent on the Spin-Off

Phillipsburg Center, Phillipsburg, NJ - As soon as practicable after the Spin-Off but in no event later than the earlier of 90 days after the Spin-Off or December 31, 2003 and not contingent on the Spin-Off

Mr. D. Lee McCreary, Jr.
President and Chief Executive Officer
ElderTrust, General Partner of ElderTrust Operating Limited Partnership July 11, 2003
Page 2


Pleasant View Retirement, Concord, NH - As soon as practicable after the Spin-Off but in no event later than the earlier of 90 days after the Spin-Off or December 31, 2003 and not contingent on the Spin-Off

Riverview Ridge, Wilkes-Barre, PA - As soon as practicable after the Spin-Off but in no event later than the earlier of 90 days after the Spin-Off or December 31, 2003 and not contingent on the Spin-Off

Willowbrook Assisted Living Community, Clarks Summit, PA - As soon as practicable after the Spin-Off but in no event later than the earlier of 90 days after the Spin-Off or December 31, 2003 and not contingent on the Spin-Off

 "Meridian 7" Properties (includes associated purchase option) - As soon as practicable after the date hereof but in no event later than September 30, 2003 and not contingent on the Spin-Off:

     o Westfield Center, Westfield, NJ
     o Voorhees Center, Voorhees, NJ
     o Multi-Med Center, Towson, MD
     o Severna Park Center, Severna Park, MD
     o Corsica Hills Center, Centreville, MD
     o La Plata Center, LaPlata, MD
     o Heritage Center, Dundalk, MD

Guarantor Substitution/Lease Modification Fee. Genesis Health Ventures, Inc. or GHCR would pay $5,000,000 to the Operating Partnership immediately prior to the Spin-Off and upon receipt of such payment the Operating Partnership would release Genesis Health Ventures, Inc. as the guarantor of the obligations of its subsidiaries and affiliates on the leases between Genesis and the Operating Partnership for the Berkshire Commons, Heritage Woods, Highgate, Lehigh, Sanatoga Court and Lopatcong properties conditioned on the execution and delivery of a guarantee by GHCR of the obligations of the tenants of the leases of these properties. The GHCR guarantee would be in substantially the same form as the existing guarantee of Genesis Health Ventures, Inc. In addition, the terms of the leases between the Operating Partnership and Genesis for the Berkshire Commons, Heritage Woods, Highgate, Lehigh, Sanatoga Court and Lopatcong properties would be extended until September 30, 2012 and the leases otherwise would be amended in a manner consistent with the lease for the Belvedere facility as amended pursuant to "Harston Hall Purchase; Pennsburg Rent Reduction; Lease Extensions."

Mr. D. Lee McCreary, Jr.
President and Chief Executive Officer
ElderTrust, General Partner of ElderTrust Operating Limited Partnership July 11, 2003
Page 3


Rent Reductions. As soon as practicable but in no event later than September 30, 2003 and not contingent on the Spin-Off, the Operating Partnership would reduce the annual rent at the following two facilities, in an allocation to be mutually and reasonably agreed by the parties, by an aggregate $700,000 per year in exchange for a one-time payment by Genesis of $2,650,000 (to be adjusted by the parties based on the actual closing date, as these amounts were based on rent paid and term remaining as of June 30, 2003):

Heritage Woods, Agawam, MA
Sanatoga Court, Pottstown, PA

New England Transaction. As soon as practicable but in no event later than September 30, 2003 and not contingent on the Spin-Off, Genesis would use reasonable commercial efforts to negotiate an agreement to cause the tenant (of which Genesis is a 90% limited partner, the "New England Partnership")) to sell its leasehold interest in the North Andover facility, North Andover, MA; Cabot Park, Newtonville, MA; Cleveland Circle, Brighton, MA; and Vernon Court, Newton, MA (the "New England Facilities") to the Operating Partnership's designee for $5,000,000 plus the return of any replacement reserves placed by Genesis with the lenders to such properties. In addition, Genesis (or the New England Partnership) would pay the Operating Partnership $5,000,000 as a lease termination fee (all security deposits placed by the New England Partnership with respect to the New England Properties would be a credit toward the lease termination fee, unless and to the extent the Operating Partnership is entitled to retain them pursuant to the applicable leases). In the event that these transactions fail to close by September 30, 2003 for a reason other than a default by Genesis or the failure of a condition within the control of Genesis, GHCR shall execute and deliver a guaranty of the leases for these properties and Genesis will be released as a guarantor of these leases. The GHCR guarantee would be in substantially the same form as the existing guarantee of Genesis Health Ventures, Inc.

Mifflin Court Purchase Option. For six months following the Spin-Off, at a time chosen by the Operating Partnership and reasonably approved by Genesis, the Operating Partnership would have the option to purchase Mifflin Court, Shillington, PA from Genesis at fair market value as mutually agreed or as determined by appraisal, and may lease it to a third party.

Highgate Purchase Option. For six months following the Spin-Off, at a time chosen by ElderTrust and reasonably approved by Genesis, the Operating Partnership (or its designee) would have the option to purchase Genesis' leasehold right in Highgate at Paoli Pointe, Paoli, PA at fair market value as mutually agreed or as determined by appraisal.

Additional Purchase Option. For six months following the Spin-Off, at a time chosen by the Operating Partnership and reasonably approved by Genesis, the Operating Partnership (or its designee) would have the option to purchase Genesis' leasehold right in one of the following facilities at fair market value as mutually agreed or as determined by appraisal:

Berkshire Commons, Reading, PA
Lehigh Commons, Macungie, PA
Sanatoga Court, Pottstown, PA

Mr. D. Lee McCreary, Jr.
President and Chief Executive Officer
ElderTrust, General Partner of ElderTrust Operating Limited Partnership July 11, 2003
Page 4

Future Transaction. At the request of the Operating Partnership, Genesis would agree to use reasonable commercial efforts to bring about a sale leaseback transaction regarding certain properties which Genesis does not currently own or lease at fair market value. The Operating Partnership acknowledges that Genesis does not control the third party which owns those properties and thus cannot assure that such transaction would be consummated.

Closing Costs. With respect to all transactions, Genesis would pay the first $100,000 of the Operating Partnership's closing and transaction costs, including legal fees, lender fees and its allocable portion of transfer taxes. Above the $100,000 limit, ElderTrust would pay all of its own additional legal fees, lender fees and all transfer taxes would be allocated on a 50 / 50 basis. Genesis would be responsible for all other closing and transaction costs, including without limitation its legal fees, title insurance, due diligence costs and expenses and its allocable portion of transfer taxes.

Approval of Change of Control Resulting from Spin-Off Transaction. Upon completion of the transactions described under "Asset Purchases" (that are to occur as soon as practicable but no later than September 30, 2003), "Guarantor Substitution / Lease Modification Fee" and "Rent Reductions," the Operating Partnership would be deemed to have consented to the Spin-Off with respect to the leases between Genesis and the Operating Partnership for the Berkshire Commons, Heritage Woods, Highgate, Lehigh Commons, Sanatoga Court and Lopatcong.

In addition, the Operating Partnership would be deemed to have consented to the Spin-Off with respect to the leases for the Phillipsburg, Pleasant View Retirement, Riverview Ridge, and Willowbrook properties to the extent that definitive agreements for such transactions are entered into on or before September 30, 2003.

The Operating Partnership would also be deemed to have consented to the Spin-Off with respect to the leases for the New England Facilities in the event that the transactions described under "New England Transaction" close by September 30, 2003 or, in the event that such transactions do not close by September 30, 2003, the failure to close is for a reason other than a default by Genesis or the failure of a condition within the control of Genesis.

As long as definitive documentation for the transactions described in this letter of intent has been entered into on or prior to the Spin-Off and the transactions described under "Asset Purchases" that are to occur as soon as practicable but not later than September 30, 2003 have closed by such date, then simultaneously with the Spin-Off the Operating Partnership shall be deemed to have consented to the Spin-Off with respect to the leases for the Harston Hall, Belvedere, Chapel Manor and Pennsburg facilities.

Mr. D. Lee McCreary, Jr.
President and Chief Executive Officer
ElderTrust, General Partner of ElderTrust Operating Limited Partnership July 11, 2003
Page 5

Timing. Genesis and ElderTrust would endeavor to execute definitive documents as soon as they can be negotiated (but in no event later than the Spin-Off) and close each category of transaction described above as soon as all conditions to such category of transaction are satisfied or waived.

The parties agree to use their reasonable commercial efforts to obtain as soon as practicable all necessary lender consents to the transactions contemplated by this letter of intent.

Confidentiality. The parties agree that this letter and any discussions relating to the transactions contemplated by this letter shall be governed by the terms and conditions of the Confidentiality Agreement between Genesis and ElderTrust dated March 17, 2003 (the "Confidentiality Agreement"). Notwithstanding the foregoing, the parties agree that the terms of this letter, any amendments to this letter and any discussions related thereto may be disclosed in filings by Genesis, GHCR or ElderTrust with the SEC and other regulatory authorities and stock exchanges, and in other material disseminated to stockholders and other purchasers of securities of Genesis, GHCR, ElderTrust and the Operating Partnership. In addition, notwithstanding anything herein or in the Confidentiality Agreement to the contrary, any party to this letter (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure.

Conditions. Except as otherwise indicated, the closing of each category of transaction contemplated by this letter of intent would be subject to the following conditions:

o The occurrence of the Spin-Off (with respect to the transaction described under "Guarantor Substitution / Lease Modification Fee" only);

o The parties' satisfaction with the results of their respective business, legal and accounting due diligence investigations;

o Execution by the parties of definitive agreements mutually acceptable in form and substance and which contain representations, warranties, indemnities, covenants, and other terms and conditions customary or appropriate for these types of transactions;

o The receipt of all necessary governmental and third party licenses, permits, regulatory approvals and consents (including lender and lessor consents) for each transaction;

o The receipt of a fairness opinion by Genesis Health Ventures, Inc. from a financial advisor selected by Genesis Health Ventures, Inc.;

o The receipt of a fairness opinion by ElderTrust from a financial advisor selected by ElderTrust;

Mr. D. Lee McCreary, Jr.
President and Chief Executive Officer
ElderTrust, General Partner of ElderTrust Operating Limited Partnership July 11, 2003
Page 6

o Approval of the transactions by the Board of Directors of Genesis Health Ventures, Inc.;

o    Approval of the transactions by the Board of Trustees of ElderTrust; and

o    Other conditions customary for transactions of this nature.

Non-Binding Agreement. Except for the terms and conditions addressed in Confidentiality, which provisions shall survive termination of this letter, and the Governing Law paragraph, this letter of intent does not constitute a legally binding agreement, and no party shall have any legal obligation to engage in or consummate a transaction unless and until the parties enter into definitive agreements relating thereto. We and you reserve the right to withdraw this letter of intent or discontinue discussions at any time.

Governing Law. This letter of intent shall be governed by and construed in accordance with the law of the State of Delaware excluding its choice-of-law principles.

Sincerely yours,



For:            GENESIS HEALTH VENTURES, INC.

By:             /s/  James V. McKeon
                ------------------------------------------
                James V. McKeon
                Senior Vice President and Controller

ACKNOWLEDGED AND AGREED:

For:            ELDERTRUST OPERATING LIMITED PARTNERSHIP

By:             ELDERTRUST, its general partner

By:             /s/ D. Lee McCreary, Jr.
                ------------------------------------------
                D. Lee McCreary, Jr.
                President and Chief Executive Officer